Exhibit 23.4

SRK Consulting (U.S.), Inc. 999 17th Street, Suite 400 Denver, CO 80202 United States +1 303 985 1333 office +1 303 985 9947 fax denver@srk.com www.srk.com

April 29, 2026

Sunshine Silver Mining & Refining Company
2209 Big Creek Rd
Kellogg, Idaho 83837

Subject	Consent Letter – S-K 1300 Technical Report Summary on the Initial Assessment for the Sunshine Mine, Idaho, USA

Project
The Sunshine Mine

SRK Consulting (U.S.), Inc. (“SRK”) consents to the issue of the S-K 1300 Technical Report Summary on the Initial Assessment for the Sunshine Mine, Idaho, USA, dated March 25, 2026 (the “Report”) in the form and context in which it is to be included in documentation distributed to the directors of Sunshine Silver Mining & Refining Company (the “Company”) and in the filing of the Registration Statement on Form S-1 of the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). SRK is the “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the SEC) for the sections of the Report as identified in section 2.2 of the Report.

Additionally, SRK consents to the use of and references to its name, including its status as a “qualified person” in connection with the Registration Statement, and to any extracts from or a summary of the Report in the Registration Statement and the use of information derived, summarized, quoted or referenced from the Report, or portions thereof, that was or were prepared by SRK, that SRK supervised the preparation of and/or the drill hole results from the recent infill and exploration drilling that were reviewed and approved or certified by SRK, that is or are included in the Registration Statement.

SRK further confirms that this consent has not been nor will be withdrawn.

Neither the whole nor any part of the Report nor any reference thereto may be included in any other document without the prior written consent of SRK as to the form and context in which it appears.

Regards,

/s/ SRK Consulting (U.S.), Inc.

SRK Consulting (U.S.), Inc.
999 17th Street, Suite 400
Denver, CO 80202 USA